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                                                                   Exhibit 10.11

                              EMPLOYMENT AGREEMENT

This Employment Agreement (the "Agreement") is entered into as of the 2nd day of August, 1999, by and between Tridex Corporation, a Connecticut corporation with a mailing address of 61 Wilton Road, Westport, Connecticut 06880 (the "Company"), and Thomas Mounts, an individual with an address of 2301 Crown Center Drive, Charlotte, NC 28227, (the "Executive").

                                  INTRODUCTION

1. The Company is in the business of providing point-of-sale (POS) and back-office enterprise resource management software, systems integration and related services for the food service and specialty retail markets (the "Business").

2. The Company desires to employ Executive and Executive desires to accept such employment on the terms and conditions set forth herein.

                                    AGREEMENT

In consideration of the premises and mutual promises herein below set forth, the parties hereby agree as follows:

1. EMPLOYMENT PERIOD. The term of this Agreement (the "Employment Period") shall commence on the date hereof and, subject to earlier termination as hereinafter provided, shall terminate one (1) year from the date hereof provided that the term of this Agreement shall automatically extend by thirty (30) days for each thirty (30) day period which shall expire without either the Company or Executive giving written notice of an intent to terminate.

2. EMPLOYMENT DUTIES. Subject to the terms and conditions set forth herein, the Company hereby employs Executive to act as President of Progressive Software, during the Employment Period, and Executive hereby accepts such employment. The duties assigned and authority granted to Executive shall be determined by its Board of Directors, and the CEO. Executive agrees to perform his duties for the Company diligently, competently, and in a good faith manner. The Executive may also engage in civic and charitable activities to the extent they are not inconsistent with Executive's duties hereunder.

3.   SALARY AND BONUS.

     (a) BASE SALARY. The Company agrees to pay Executive at an annualized rate of $150,000 per year, payable bi-weekly in arrears.

     (b) BONUS. Executive shall have an opportunity to earn an annual cash bonus under the Company's Incentive Compensation Plan, subject to the discretion of the Company's Board of Directors (or any appropriate committee thereof).

4.   OTHER BENEFITS.

     (a) INSURANCE AND OTHER BENEFITS. The Executive shall be entitled to participate in, and shall receive the maximum benefits available under, the Company's insurance programs (including health, disability and life insurance) and any ERISA benefit plans, as the same may be adopted and/or amended from time to time, and shall receive all other forms of fringe benefits that are provided by the Company to other senior executives. The Company shall contribute the maximum amount permitted under current law to the Executive's 401(k) Plan, and any other Company pension or retirement plan during the Employment Period.

     (b) VACATION. Executive shall be entitled to an annual vacation of such duration as may be determined by Company policy and in no event less than three (3) weeks, without interruption of salary.

     (c) AUTOMOBILE ALLOWANCE. The Company shall provide Executive with an automobile allowance.

     (d) REIMBURSEMENT OF EXPENSES. The Company shall reimburse Executive for all reasonable travel, entertainment and other expenses incurred or paid by the Executive in connection with, or related to, the performance of her duties or responsibilities under this Agreement, provided that Executive submits to the Company substantiation of such
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          expenses sufficient to satisfy the record keeping guidelines promulgated from time to time by the Internal Revenue Service.

5. TERMINATION BY THE COMPANY WITH CAUSE. The Company may terminate this Agreement if any of the following events shall occur:

     (a) the death or disability of the Executive (for purposes of this Agreement, "disability" shall mean the Executive's incapacity due to physical or mental illness which has caused the Executive to be absent from the full-time performance of his duties with the Company for a period of six (6) consecutive months).

     (b) any action or inaction by the Executive that constitutes larceny, fraud, gross negligence, a willful or negligent misrepresentation to the directors or officers of the Company, its successors or assigns, or a crime involving moral turpitude; or

     (c) the refusal of the Executive to follow the reasonable and lawful written instructions of the Board of Directors, and/or the CEO, with respect to the services to be rendered and the manner of rendering such services by Executive, provided such refusal is material and repetitive and is not justified or excused either by the terms of this Agreement or by actions taken by the Company in violation of this Agreement, and with respect to the first two refusals Executive has been given reasonable written notice and explanation thereof and reasonable opportunity to cure and no cure has been effected within a reasonable time after such notice.

     The Company may terminate this Agreement pursuant to this Section 5 immediately upon written notice to the Executive, except for termination due to the death of the Executive, which shall require no notice.

6.   TERMINATION AND SEVERANCE.
     6.1 NOTICE/EVENTS/DEFINED TERMS.

     (a) TERMINATION OF THE EXECUTIVE. Executive may terminate this Agreement at any time by providing a minimum of two (2) weeks of written notice to the Company.

     (b) TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate this Agreement at any time, without cause by providing written notice to Executive. As used in this Agreement, the term "without cause" shall mean termination for any reason not specified in Section 5 hereof, except for retirement.

     (c) CHANGE IN CONTROL. A "Change in Control" will be deemed to have occurred if: (1) the Company effectuates a Takeover Transaction; or
          (2) any election of directors of the Company (whether by the directors then in office or by the stockholders at a meeting or by written consent) where a majority of the directors in office following such election are individuals who were not nominated by a vote of two-thirds of the members of the Board of Directors immediately preceding such election; or (3) the Company effectuates a complete liquidation of the Company or a sale or disposition of all or substantially all of its assets. A "Change in Control" shall not be deemed to include, however, a merger or sale of stock, assets or business of the Company if the Executive immediately after such event owns, or in connection with such event immediately acquires (other than in the Executive's capacity as an equity holder of the Company or as a beneficiary of its employee stock ownership plan or profit sharing plan), any stock of the buyer or any affiliate thereof.

     (d) TAKEOVER TRANSACTION. A "Takeover Transaction" shall mean (i) a merger or consolidation of the Company with, or an acquisition of the Company or all or substantially all of its assets by, any other corporation, other than a merger, consolidation or acquisition in which the individuals who were members of the Board of Directors of the Company are or become a majority of the members of the Board of Directors of the surviving corporation (or, in the case of an acquisition involving a holding company, constitute a majority of the Board of Directors of the holding company) for a period of not less than twelve (12) months following the closing of such transaction, or (ii) when any person or entity or group of persons or entities (other than any trustee or other fiduciary holding securities under an employee benefit plan of the Company, either related or acting in concert becomes the "beneficial owner" as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Company representing more than fifty percent (50%) of the total number of votes that may be cast for the election of directors of the Company.


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     (e)  TERMINATING EVENT. A "Terminating Event" shall mean: (i) termination by the Company of the employment of the Executive without Cause occurring within twelve (12) months of a Change in Control; or (ii) resignation of the Executive from the employ of the Company subsequent to any of the following events occurring within twelve (12) months of a Change in Control: (A) a significant reduction in the nature or scope of the Executive's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to the Change in Control; (B) a decrease in the salary payable by the Company to the Executive from the salary payable to the Executive immediately prior to the Change in Control except for across-the-board salary reductions similarly affecting all management personnel of the Company; (C) elimination or reduction of the Executive's participation in the Company's Incentive Compensation Plan; or (D) the relocation of the Company's executive offices (or, if the Executive is primarily located at the Company's software development facilities, such facilities) by more than 50 miles from their current location in Westport, Connecticut (unless such new location is closer than Westport, Connecticut to the Executive's then residence); provided, however, that a Terminating Event shall not be deemed to have occurred
          (iii) solely as a result of the Executive being an employee of any direct or indirect successor to the business or assets of the Company, rather than continuing as an employee of the Company following a Change in Control, or (iv) while the Executive is receiving payments or benefits from a Company sponsored plan by reason of the Executive's disability.

6.2  SEVERANCE

     (a) WITHOUT CAUSE. If the Company terminates this Agreement without Cause, other than as a result of a Terminating Event, then commencing on the date of such termination, and for a period equal to six (6) months thereafter, the Company shall provide Executive with a severance package which shall consist of the following: (i) payment on the first business day of each month of an amount equal to one-twelfth of the Executive's then current annualized base salary under Section 3(a) hereof; (ii) payment on the first business day of each month of an amount equal to one-twelfth of the Executive's annual target bonus amount under the Company's Executive Incentive Compensation Plan for the year of termination, pro rated for the portion of the fiscal year occurring prior to termination; and (iii) continuation of all benefits under Section 4(a), (b) and (d).

     (b) WITH A TERMINATING EVENT. If the Company terminates this Agreement as a result of a Terminating Event, then commencing on the date of such termination and for a period equal to one (1) year thereafter, the Company shall provide Executive with a severance package which shall consist of the following: (i) payment on the first business day of each month an amount equal to one-twelfth of the Executive's then current annual base salary under Section 3(a) hereof; (ii) payment on the first business day of each month of an amount equal to one-twelfth of the Executive's annual target bonus amount under the Company's Executive Incentive Compensation Plan; and (iii) continuation of all benefits under Section 4(a), (b), and (d). In addition, if the Company terminates this Agreement as a result of a Terminating Event, then the Company shall cause the immediate vesting of all options granted to the Executive under the Company's stock plans. At any time when the Company is obligated to make monthly payments under Section 6.2(b), the Company shall, ten (10) days after receipt of a written request from the Executive, pay the Executive an amount equal to the balance of the amounts payable under Section 6.2(b)(i)-(ii), provided that the obligation of the Company to continue to provide benefits pursuant to
          Section 6.2(b) (iii) or to make monthly payments under 6.2(b) (i)-(ii) shall cease upon the payment of such amount.

     (C) GENERAL RELEASE. As a condition precedent to receiving any severance payment, the Executive shall execute a general release of any and all claims with Executive or his heirs, executors, agents or assigns might have against the Company, its subsidiaries, affiliates, successors, assigns and its past, present and future employees, officers, directors, agents and attorneys.

     (d) RESIGNATION. If the Executive terminates this Agreement, he shall have no rights to receive severance payments from the Company.

7. NON-COMPETITION. During the term of this Agreement and (a) in the case of termination other than as a result of a Terminating Event, for six (6) months following the termination of this Agreement or (b) in the case of termination as a result of a Terminating Event, for one (1) year following the termination of this Agreement, Executive will not directly or indirectly whether as a partner, consultant, agent, employee, co-venturer, greater than two percent owner or otherwise or through any other Person (as hereafter defined): (i) be engaged in any business or activity which is competitive with the business of the Company in any part of the world in which the Company is at the time of the Executive's termination engaged in selling its products directly or indirectly; or (ii) attempt to recruit any employee of the Company, assist in their hiring by any other person, or encourage any employee to terminate his or her employment with the Company; or


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     (iii) encourage any customer of the Company to conduct with any other person any business or activity which such customer conducts or could conduct with the Company. For purpose of this Section 7, the term "Company" shall include any person controlling, under common control with, or controlled by, the Company.

     For purposes of this Section 7, the term "Person" shall mean an individual or corporation, association or partnership in estate or trust or any other entity or organization.

     The Executive recognizes and agrees that because a violation by him of this
     Section 7 will cause irreparable harm to the Company that could not be quantified and for which money damages would be inadequate, the Company shall have the right to injunctive relief to prevent or restrain any such violation, without the necessity of posting a bond.

     Executive expressly agrees that the character, duration and scope of this covenant not to compete are reasonable in light of the circumstances as they exist at the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a court of competent jurisdiction at a later date that the character, duration or scope of this covenant not to compete is unreasonable in light of the circumstances as they then exist, then it is the intention of both Executive and the Company that this covenant not to compete shall be construed by the court in such a manner as to impose only those restrictions on the conduct of Executive which are reasonable in light of the circumstances as they then exist and necessary to provide the Company to the fullest extent permitted by law the intended benefit of this covenant to compete.

8. CONFIDENTIALITY COVENANTS. Executive understands that Company may impart to him confidential business information including, without limitations, designs, financial information, personnel information, strategic plans, product development information and the like (collectively "Confidential Information"). Executive hereby acknowledges Company's exclusive ownership of such Confidential Information.

     Executive agrees as follows: (1) only to use the Confidential Information to provide services to the Company; (2) only to communicate Confidential Information to fellow employees, agents and representatives of the Company on a need-to-know basis; and (3) not to otherwise disclose or use any Confidential Information. Upon demand by the Company or upon termination of Executive's employment, Executive will deliver to the Company all manuals, photographs, recordings, and any other instrument or device by which, through which, or on which Confidential Information has been recorded and/or preserved, which are in Executive's possession, custody or control. Executive acknowledges that for purposes of this Section 8 that term "Company" means any person or entity now or hereafter during the term of this Agreement which controls, is under common control with, or is controlled by, the Company.

     The Executive recognizes and agrees that because a violation by him of this
     Section 8 will cause irreparable harm to the Company that could not be quantified and for which money damages would be inadequate, the Company shall have the right to injunctive relief to prevent or restrain any such violations, without the necessity of posting a bond.

9. GOVERNING LAW/JURISDICTION. This Agreement shall be governed by and interpreted and governed in accordance with the laws of the State of Connecticut. The parties agree that this Agreement was made and entered into in Connecticut and each party hereby consents to the jurisdiction of a competent court in Connecticut to hear any dispute arising out of this Agreement.

10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes any and all previous agreements, written and oral, regarding the subject matter hereof between the parties hereto. This Agreement shall not be changed, altered, modified or amended, except by a written agreement signed by both parties hereto.

11. NOTICES. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand, sent by generally recognized overnight courier service, telex or telecopy, or certified mail, return receipt requested.

     (a) to the Company at:
         61 Wilton Road
         Westport, Connecticut  06880
         Attn:  Chairman and CEO


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     (b) to the Executive at:
        2301 Crown Center Drive
         Charlotte, NC  28227

     Any such notice or other communication will be considered to have been given (i) on the date of delivery in person, (ii) on the third day after mailing by certified mail, provided that receipt of delivery is confirmed in writing, (iii) on the first business day following delivery to a commercial overnight courier, or (iv) on the date of facsimile transmission (telecopy) provided that the giver of the notice obtains telephone confirmation of receipt.

     Either party may, by notice given to the other party in accordance with this Section, designate another address or person for receipt of notices hereunder.

12. SEVERABILITY. If any term or provision of this Agreement, or the application thereof to any person or under any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to the persons or under circumstances other than those as to which it is invalid or unenforceable, shall be considered severable and shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The invalid or unenforceable provisions shall, to the extent permitted by law, be deemed amended and given such interpretation as to achieve the economic intent of this Agreement.

13. WAIVER. The failure of any party to insist in any once instance or more upon strict performance of any of the terms and conditions hereof, or to exercise any right of privilege herein conferred, shall not be construed as a waiver of such terms, conditions, rights or privileges, but same shall continue to remain in full force and effect. Any waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

14. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and any successors and assigns of the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    Tridex Corporation

                                by: /s/      SETH M. LUKASH
                                   -------------------------------
                                    Title:  Chairman and CEO

                                EXECUTIVE:

                                /s/ THOMAS MOUNTS
                                ----------------------------------
                                Thomas Mounts